UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 17, 2010

KlausTech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149405	20-5605395
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 East Park Blvd
Plano Texas 75074
(Address of principal executive offices, including zip code)

(940) 735-3262
(Registrant’s telephone number, including area code)

Former Address if changed since last filing:

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 19, 2010, we filed a Current Report on Form 8-K disclosing current litigation under Item 8.01. The Form 8-K had a typographical error on the signature page, referencing our previous corporate name, Rickey's Board Shop, Inc. Accordingly, we are filing this amendment to our Form 8-K to correct that error.

Item 8.01 Other Events.  Litigation.

On February 17, the Registrant filed a lawsuit, Case Number 6:10-cv-00039, in the Eastern District of Texas Federal Court located at 211 West Ferguson Street, Tyler, Texas, against AdMob, Inc., a Delaware Corporation headquartered in San Mateo, California (“AdMob”).

According to the lawsuit, AdMob, Inc., is alleged to infringe on the Registrant’s patent rights, specifically, U.S. Patent No. 6.128.651, (“the ‘651 patent”) which is entitled, “Internet Advertising with Controlled and Timed Display of Ad Content from Centralized System Controller”.  The lawsuit alleges that AdMob’s products and systems infringe on one or more claims of the ‘651 patent and that the Registrant has been damaged as a result of AdMob’s alleged infringing conduct.  The lawsuit requests a jury trial and prays for injunctive relief in addition to adequate compensation for the alleged infringements.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: March 4, 2010	KlausTech, Inc.

By: /s/ Lawrence M. Gress Lawrence M. Gress, Chief Financial Officer